EXHIBIT 23


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated February 8, 2001 included in the Company's previously filed Form S-4 Registration Statement, File No. 333-56222.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
May 30, 2001